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              VAN KAMPEN MASSACHUSETTS VALUE MUNICIPAL INCOME TRUST
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         MAY 1, 2007 - OCTOBER 31, 2007

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
                                                                    AMOUNT      % OF      % OF
                   PURCHASE/            OFFERING       TOTAL       OF SHARES  OFFERING   FUNDS
     SECURITY        TRADE    SIZE OF   PRICE OF     AMOUNT OF     PURCHASED  PURCHASED  TOTAL                         PURCHASED
    PURCHASED        DATE     OFFERING   SHARES      OFFERING       BY FUND   BY FUND    ASSETS        BROKERS           FROM
-----------------  ---------  --------  ---------  --------------  ---------  ---------  ------  --------------------  ---------
Puerto Rico Sales                                                                                  Goldman, Sachs &
  Tax Financing                                                                                       Co., Lehman
                   07/13/07     --       $102.74   $2,667,603,573  1,000,000    0.04%     1.52%      Brothers, A.G.     Goldman
                                                                                                    Edwards & Sons,      Sachs
                                                                                                     Inc., Banc of
                                                                                                  America Securities
                                                                                                   LLC, BBVAPR MSD,
                                                                                                  Bear, Stearns & Co.
                                                                                                    Inc., Citigroup
                                                                                                 Global Markets Inc.,
                                                                                                 First Albany Capital
                                                                                                   Inc., J.P. Morgan
                                                                                                   Securities Inc.,
                                                                                                     Loop Capital
                                                                                                   Markets, Merrill
                                                                                                  Lynch & Co., Morgan
                                                                                                     Stanley & Co.
                                                                                                     Incorporated,
                                                                                                  Oriental Financial
                                                                                                       Services,
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
                                                                                                 Popular Securities, Inc.,
                                                                                                 RBC Capital Markets,
                                                                                                 Ramirez & Co., Inc.,
                                                                                                       Santander
                                                                                                    Securities, UBS
                                                                                                  Securities LLC and
                                                                                                    Wachovia Bank,
                                                                                                 National Association
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